Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 Nos. 333-172294 and 333-147495) pertaining to the Dollar Financial Corp. 2007 Equity Incentive Plan, as amended;

(2) Registration Statement (Form S-8 No. 333-134262) pertaining to the Dollar Financial Corp. Amended and Restated Deferred Compensation Plan;

(3) Registration Statement (Form S-8 No. 333-123320) pertaining to the Dollar Financial Corp. 1999 Stock Incentive Plan and Dollar Financial Corp. Amended and Restated 2005 Stock Incentive Plan;

(4) Registration Statement (Form S-3 Nos. 333-139580, 333-146205 and 333-164097) of Dollar Financial Corp.

of our reports dated August 29, 2013, with respect to the consolidated financial statements of DFC Global Corp. and the effectiveness of internal control over financial reporting of DFC Global Corp. included in this Annual Report (Form 10-K) of DFC Global Corp. for the year ended June 30, 2013.

/s/    Ernst & Young LLP

Philadelphia, Pennsylvania

August 29, 2013

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